UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2015

CNL Healthcare Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54685	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 24, 2015, CNL Healthcare Properties, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) at its principal offices in Orlando, Florida. Of the 135,502,981 shares of the Company’s common stock that were issued and outstanding as of the record date and entitled to vote at the Annual Meeting, a total of 93,854,055 shares (69.26%) were present in person or represented by proxy at the Annual Meeting, constituting a quorum for the transaction of business.

At the Annual Meeting, the stockholders (i) elected all five (5) of the nominees, as listed below, to serve on the board of directors of the Company until the 2016 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified, and (ii) ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2015.

Under the Company’s charter and bylaws, the vote necessary for the election of directors and the ratification of PricewaterhouseCoopers LLP is a majority of the votes cast at a meeting at which a quorum is present. Broker non-votes are not counted as votes cast, and accordingly, for the election of directors, broker non-votes had no effect on the results of the election. With respect to the vote on the proposal to ratify PricewaterhouseCoopers LLP, abstentions are not counted as votes cast, and accordingly, had no effect on the results of the vote to ratify PricewaterhouseCoopers LLP.

The voting results, as certified in the Final Report of the Inspectors of Election, are as follows:

I.	The vote to elect five directors of the Company, for a term expiring at the 2016 Annual Meeting of stockholders and until his successor is duly elected and qualified, was:

Director Nominees:	For	Withheld	Broker Non-Votes

James M. Seneff, Jr.	20,955,706	531,781	72,366,568

Thomas K. Sittema	20,948,145	539,342	72,366,568

J. Chandler Martin	20,951,232	536,255	72,366,568

Michael P. Haggerty	20,964,078	523,409	72,366,568

J. Douglas Holladay	20,946,680	540,807	72,366,568

II.	The vote on the ratification of PricewaterhouseCoopers LLP, as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2015, was:

For	Against	Abstained
93,264,041	139,675	450,339

No other business was transacted at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2015		CNL HEALTHCARE PROPERTIES, INC.
a Maryland Corporation

	By:	/s/ Kevin R. Maddron
Kevin R. Maddron Chief Financial Officer, Treasurer and Chief Operating Officer